Exhibit 99.1

ROC Reports First Quarter 2026 Financial Results, Product Momentum Continues Across Vision AI Platform

ROC Watch and ROC ABIS revenue increased 77% and 255%, respectively, while IPO proceeds strengthened balance sheet to support scaled deployments, commercial execution and long-duration revenue opportunities

DENVER, CO, May 14, 2026 - Rank One Computing Corporation d/b/a ROC, (Nasdaq: ROC) (“ROC” or the “Company”), a U.S. leader in Vision AI, building unified biometric, video analytics, and decision intelligence solutions, today announced financial results for the first quarter ended March 31, 2026.

“The first quarter was the beginning of an important transition period for ROC as we debuted on the Nasdaq market. This milestone significantly expanded our reach and awareness while strengthening our balance sheet as we continued to advance product adoption across our Vision AI platform,” said B. Scott Swann, CEO of ROC. “Although year-over-year total revenue was ultimately impacted by reduced first-quarter R&D contract activity resulting from the lingering federal funding lapses of the late-2025 government shutdown, we continued to see strong momentum in key product areas, including 77% year-over-year growth in ROC Watch and 255% year-over-year growth in ROC ABIS.”

“Our focus is clear: convert product traction into larger, longer-duration program deployments across government, public safety and commercial markets. ROC’s identity and intelligence solutions are built for mission-critical environments where accuracy, speed, security and trust matter. We are a U.S.-built, owned, and operated provider of precision identity technology and intelligence solutions that support more than 300 million annual identity verification transactions. With the capital from our recent Nasdaq listing, we are focusing on disciplined investments in product and business development, deployment capacity and operating infrastructure to support the execution and scaling of larger, longer-duration opportunities across identity, security and intelligence markets. We believe ROC is well positioned as demand increases for American-built Vision AI capable of delivering accurate, explainable and operational intelligence at scale,” concluded Mr. Swann.

First Quarter Highlights and Subsequent Events

●	Entered the physical access control market with ROC Access and its first hardware device, ROC Access Face1, a biometric reader that combines ROC’s Vision AI biometric identity verification with real-time security intelligence

●	ROC Access Face1 awarded “Best in Biometrics” in the New Products and Solutions category at ISC West 2026

●	Achieved top-tier rankings in NIST benchmarks reinforcing ROC’s position as a high-accuracy and computationally efficient provider of biometric and Vision AI solutions

●	Completed initial public offering (IPO), generating net proceeds of approximately $21.5 million, and commenced trading on the Nasdaq Capital Market under the ticker symbol “ROC”

●	Awarded approximately $662K in February 2026 as a ROC Watch contract expansion supporting new use cases within the U.S. Department of War (DoW)

●	Expanded an existing mission-critical program with the U.S. DoW with an additional $924K contract in March 2026 for AI-based target detection and recognition

●	Launched first ROC ABIS next-generation face forensics capabilities pilots in March 2026

●	Deployed ROC Watch at a U.S. university in March 2026, indicating growing traction in the school security market

●	First deployment of ROC Evidence for the U.S. Drug Enforcement Administration (DEA) in April 2026, supporting the agency’s digital evidence management requirements

●	Appointed proven biometric identity leader Gary Lac as Executive Vice President of Sales and Marketing, focused on expanding ROC’s commercial footprint across Automated Biometric Identification Systems (ABIS) and broader biometric identity markets

First Quarter 2026 Results (as compared to First Quarter 2025)

Revenue for the first quarter of 2026 was $2.5 million, compared to $3.2 million in the first quarter of 2025, a decrease of $0.61 million, or 20%. The decline was primarily attributable to public-sector procurement timing and lower government R&D contract revenue due to the late Q4 2025 government shutdown.

Product revenue was $2.3 million, compared to $2.4 million in the prior-year period. The decline was attributable to lower revenue from ROC SDK, driven in part by contract delays due to U.S. government shutdown in late 2025, as well as decreased revenue from ROC Enroll. ROC Watch revenue increased 77% year-over-year, reflecting continued customer adoption and expansion of active deployments. ROC ABIS revenue increased 255% year-over-year as commercialization initiatives launched in the quarter generated favorable early adoption and pilot deployment activity.

Government R&D contract revenue was $0.2 million, compared to $0.7 million in the first quarter of 2025, a decrease of 69%. The decrease was primarily attributable to the completion of a significant prior-year R&D program, lower first-quarter R&D contract activity, public-sector funding constraints, and delayed procurement timing related to the late Q4 2025 government shutdown.

The pace of new contract awards and customer order placement during the quarter was affected by lingering effects of the U.S. federal government funding lapse that occurred from October 1, 2025 through November 12, 2025. Although the funding lapse ended prior to the start of the first quarter 2026, it constrained federal procurement and contracting activity through late 2025, which delayed certain customer purchasing decisions, contract awards and program authorizations that the Company believes would otherwise have advanced during the first quarter of 2026.

Gross profit was $2.0 million, compared to $2.5 million in the prior-year period. Gross margin was 79%, consistent with the first quarter of 2025, reflecting ROC’s durable high-margin product revenue economics and the efficiency of its Vision AI platform and technology architecture.

Operating expenses totaled $5.0 million, compared to $3.5 million during the first quarter of 2025, primarily reflecting continued investment in personnel across product development, business development and overall operations to support the growth of ROC’s product offerings and markets served. The increase also reflects other incremental costs associated with operating as a public company.

Net loss was $3.0 million, compared to $0.7 million in the first quarter of 2025.

1	Approximate value due to rounding

Basic and diluted net loss per share was ($0.18) in the first quarter of 2026, compared to ($0.05) in the prior year period. The change reflects both the increase in net loss and the increase in the weighted-average number of common shares outstanding issued in conjunction with our IPO in February.

As of March 31, 2026, ROC had $16.6 million in cash and cash equivalents and no long-term or structured debt outstanding.

The Company believes its strengthened balance sheet provides a strong foundation to support continued investment in product development, customer acquisition, and deployment capacity to drive long-term growth.

Business Outlook

Market demand for identity, video intelligence, digital evidence and physical security solutions is increasingly converging around integrated Vision AI platforms that can support mission-critical decision-making across government, law enforcement, defense, public safety, education, commercial security and private-sector environments. ROC is executing against this market shift through a unified product strategy spanning ROC Watch, ROC ABIS, ROC Evidence, ROC Enroll, and ROC Access. Near-term priorities are focused on expanding active ROC Watch deployments, advancing ROC ABIS face forensic pilots and biometric identity opportunities, commercializing ROC Evidence following its first deployment in April 2026, and developing the market opportunity for ROC Access and ROC Access Face1.

ROC’s historical R&D revenue patterns from the U.S. government typically show slower activity in the first quarter, a ramp-up through the second and third quarters as contract timing and allocation decisions take effect, and a tapering of activity and related revenue in the fourth quarter.

Conference Call Information

ROC will host a conference call today, May 14, 2026, at 4:30 PM ET to discuss the results for the first quarter of 2026 and conduct a question and answer session. The dial-in number for the conference call is (877) 270-2148 (toll-free) or (412) 317-6060 (international). Please dial into the number 10 minutes prior to the scheduled start time.

In addition, a live webcast of the conference call will be available on ROC’s Investor Relations website at https://investors.roc.ai/. A replay of the webcast will be available on ROC’s Investor Relations website for one year following the call.

About ROC

ROC is a leading U.S. developer and manufacturer of Vision AI, delivering sovereign biometrics, video analytics, and mission intelligence through a unified platform. This enables agency and integrator partners to unlock faster, more accurate, and cost-efficient capabilities. At its core, ROC transforms raw pixels into real-time operational awareness for defense, public safety, and digital commerce. The Company is headquartered in Denver, Colo., with additional hubs in Grand Rapids, Mich., and Morgantown, W.V. For more information, please visit the Company’s website: www.roc.ai.

Forward-Looking Statements

This Earnings Release and materials included contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995, as amended. These statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect current views about future events and financial performance based on certain assumptions. They include opinions, forecasts, intentions, plans, goals, projections, guidance, expectations, beliefs or other statements that are not statements of historical fact. Forward-looking statements can be identified by terminology such as “will,” “may,” “should,” “could,” “would,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “targets,” “projects,” “forecasts,” “guidance,” “outlook,” “approximates,” “predicts,” “potential,” “continue,” “likely,” “ongoing,” “confident,” and similar statements, or the negative or other variation of such expressions, and similar expressions may identify a statement as a forward-looking statement. Any statements that are not historical facts or that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, our goals, strategies, focus and plans, and other characterizations of future events or circumstances, including statements expressing general optimism about future operating results and the development of our products, are forward-looking statements. The Company may also make written or oral forward-looking statements in its periodic reports filed with or furnished to the U.S. Securities and Exchange Commission (the “SEC”), in its annual report to shareholders, in press releases and other written materials, and in oral statements made by its officers, directors, or employees to third parties. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy, and other future conditions, and involve known and unknown risks, uncertainties, and other factors — many of which are outside the Company’s control — that could cause actual results, performance, or achievements to differ materially from those expressed or implied by such statements. Such factors include, but are not limited to: the Company’s ability to execute on its goals and strategies; its future business development, financial condition, results of operations, and cash flows; competitive dynamics and changes in the markets in which the Company operates; macroeconomic and geopolitical conditions, including inflation, interest rates, tariffs, trade policy, and currency fluctuations; the Company’s ability to attract, retain, and develop talent; cybersecurity incidents and information technology disruptions; the Company’s ability to protect its intellectual property; the impact of artificial intelligence and other emerging technologies on the Company’s business; supply chain disruptions; changes in laws, regulations, and government policies, including tax, trade, data privacy, environmental, and AI-related regulation; legal proceedings and regulatory inquiries; climate-related risks and the Company’s sustainability initiatives; and the other risks and uncertainties described under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as updated by the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, which are accessible on the SEC’s website at www.sec.gov. The public can also read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. You can obtain additional information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You should not place undue reliance on any forward-looking statement. All forward-looking statements contained in this earnings release speak only as of the date of this earnings release. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise that may arise after the date of this Earnings Release.

RANK ONE COMPUTING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Unaudited

	For the Three Months Ended
	March 31,
	2026	2025

Sales	$2,548,642	$3,173,522
Cost of sales	542,994	659,738
Gross profit	2,005,648	2,513,784

Operating Expenses
Selling, general and administrative	2,933,221	1,976,717
Research and development	2,087,767	1,554,246
Loss from Operations	(3,015,340)	(1,017,179)

Other Income (Expense)
Interest expense	(19,418)	(10,200)
Other expense	(3,436)	-
Total Other Income (Expense)	(22,854)	(10,200)

Loss before benefit from income taxes	(3,038,194)	(1,027,379)

Provision (Benefit) from income taxes	-	(290,813)

Net Loss	$(3,038,194)	$(736,566)

Loss per Share – Basic	$(0.18)	$(0.05)
Loss per Share – Diluted	$(0.18)	$(0.05)
Weighted Average Number of Shares – Basic	16,624,897	14,985,411
Weighted Average Number of Shares – Diluted	16,624,897	14,985,411

 RANK ONE COMPUTING CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31, 2026	December 31, 2025
ASSETS
Current Assets:
Cash	$16,616,852	$270,560
Accounts receivable net of allowance for credit losses of $60,380 and $161,723, respectively	2,939,289	4,155,230
Prepaid expenses and other current assets	472,765	420,785
Total Current Assets	20,028,906	4,846,575

Property and equipment, net	444,970	268,569
Intangible assets, net	5,139	5,519
Operating lease right-of-use asset	1,017,640	1,088,181
Capitalized software	1,133,413	726,582
Other Assets	38,347	30,195
Total Non-Current Assets	2,639,509	2,119,046

Total Assets	$22,668,415	$6,965,621

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable and accrued expenses	$1,685,951	$2,802,961
Deferred revenue	1,292,782	1,382,995
Line of credit	237,812	1,839,891
Operating lease liabilities, short-term	312,403	306,113
Total Current Liabilities	3,528,948	6,331,960

Operating lease liabilities	831,488	912,229
Deferred tax liability	13,703	13,703
Total Long-Term Liabilities	845,191	925,932

Total Liabilities	4,374,139	7,257,892

Commitments and contingencies (Note 7)

Stockholders’ Equity (Deficit):
Common stock, par value $0.01; 100,000,000 shares authorized; 19,080,127 and 15,021,650 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	190,801	150,217
Additional paid-in capital	25,810,612	4,226,455
Accumulated Deficit	(7,707,137)	(4,668,943)
Total Stockholders’ Equity (Deficit)	18,294,276	(292,271)
Total Liabilities and Stockholders’ Equity (Deficit)	$22,668,415	$6,965,621

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CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Unaudited

	Three Months Ended March 31,
	2026	2025
Cash Flows from Operating Activities:
Net Loss	$(3,038,194)	$(736,566)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	142,470	89,819
Depreciation and amortization	39,347	34,649
Non-cash lease expense	87,711	88,084
Non-cash line of credit fees	32,830	—
Change in expected credit losses	(36,343)	—
Changes in Assets and Liabilities:
Accounts receivable	1,252,284	362,778
Prepaid expenses and other current assets	(51,980)	180,684
Other assets	(8,152)	—
Deferred taxes	—	(290,813)
Accounts payable and accrued expenses	(1,117,010)	430,895
Deferred revenue	(90,213)	(496,639)
Lease liability	(91,622)	(86,646)
Net Cash Provided by (Used In) Operating Activities	(2,878,872)	(423,755)

Cash Flows from Investing Activities:
Capitalized software	(406,831)	(206,250)
Purchase of fixed assets	(215,368)	—
Net Cash Used in Investing Activities	(622,199)	(206,250)

Cash Flows from Financing Activities:
Net proceeds from issuance of common stock	21,482,271	—

(Repayments to) Proceeds from the line of credit, net	(1,634,908)	108,481
Net Cash Provided by (Used In) Financing Activities	19,847,363	108,481

Net Increase (Decrease) In Cash	16,346,292	(521,524)
Cash, Beginning of Year	270,560	726,436
Cash, End of Period	$16,616,852	$204,912

Supplemental Disclosures:
Cash paid for interest	$5,712	$1,302

NONCASH INVESTING AND FINANCING ACTIVITIES:
Fair value of warrants issued with initial public offering	$936,042	$—

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DISAGGREGATION OF REVENUE

Unaudited

	Three Months Ended March 31,
	2026	2025
ROC SDK	$1,322,301	$1,677,506
ROC Watch	889,480	502,648
ROC ABIS	69,821	19,667
ROC Enroll	41,896	237,645
Total Product Revenue	2,323,498	2,437,466
R&D Contracts	225,144	736,056
Total Revenue	$2,548,642	$3,173,522

Media inquiries:

Matt Aitken, VP of Marketing

media@roc.ai

Investor inquiries:

CORE IR

ir@roc.ai